EXHIBIT 99

PROXY

PROXY

SPECIAL MEETING OF SHAREHOLDERS

              Know all men by these presents that I, the undersigned shareholder in Bank of Sun Prairie, do hereby appoint (check one):

☐ W. John Yelk and Thomas Howe

☐ _________________________________ (fill in name of proxy)

and each of them individually, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Bank of Sun Prairie, to be held on February 18, 2008 at 8:15 p.m., local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)	FOR ☐	AGAINST ☐	ABSTAIN ☐

the following resolution:

              RESOLVED, that the formation of a bank holding company for Bank of Sun Prairie, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Bank of Sun Prairie and BOSP Bancshares, Inc. and a Merger Agreement between Bank of Sun Prairie and New Bank of Sun Prairie, whereby (i) Bank of Sun Prairie will become a wholly-owned subsidiary of BOSP Bancshares, Inc., and (ii) shareholders of Bank of Sun Prairie will become shareholders of BOSP Bancshares, Inc., is hereby authorized and approved.

(2)          In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REORGANIZATION.

              This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote “FOR” the formation of the bank holding company.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

              PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature